Exhibit 3.27
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
          The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
     FIRST: The name of the limited partnership is Aviv Healthcare Properties Operating Partnership I, L.P.
     SECOND: The address of the limited partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the limited partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     THIRD: The name and mailing address of each general partner is as follows:
Aviv Healthcare Properties Limited Partnership
2 North LaSalle Street, Suite 725
Chicago, Illinois 60602
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Aviv Healthcare Properties Operating Partnership I, L.P. as of the seventeenth day of March, 2005.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, General Partner
By:	/s/ Samuel Kovitz
	Name:	Samuel Kovitz
	Title:	Authorized Person